Exhibit 99.1

Genpact Reports Full Year and Fourth Quarter 2016 Results

FY ’16 Revenues of $2.57 Billion, Up 4% (~6% on a constant currency basis)1

FY ’16 Global Client BPO Revenues Up 11% (~13% on a constant currency basis)

Diluted EPS of $1.28, Up 17%; Adjusted Diluted EPS2 of $1.46, Up 16%

NEW YORK, February 10, 2017 — Genpact Limited (NYSE: G), a global leader in digitally-powered business process management and services, today announced financial results for the fourth quarter and full year ended December 31, 2016.

“We are pleased with our full year 2016 results, as we delivered strong Global Client BPO growth, expanded our adjusted operating margin and significantly grew our adjusted earnings per share,” said N.V. “Tiger” Tyagarajan, Genpact’s president and CEO. “With that said, we are seeing heightened levels of volatility and uncertainty in the global environment. Now more than ever, enterprises need to be nimble and react quickly to compete in their respective markets.  We believe our digital transformational services uniquely position us to drive value for clients.  These consulting, digital and analytics services now account for approximately 20% of our Global Client revenues and collectively are growing significantly above our Global Client revenue growth rate.”

Key Financial Results – Full Year 2016

•	Total revenue was $2.57 billion, up 4% year over year (up ~6% on a constant currency basis).
•

Income from operations was $340.8 million, up 2% year over year, with a corresponding margin of 13.3%.  Adjusted income from operations was $397.4 million, up 5% year over year, with a corresponding margin of 15.5%.[3]

•	Diluted earnings per share were $1.28, up 17% year over year, and adjusted diluted earnings per share were $1.46, up 16% year over year.
•	New bookings[4] were approximately $2.65 billion, up 3% from $2.59 billion in 2015.
•	Genpact repurchased approximately 13.9 million of its common shares during 2016 for a total of $345 million at an average price per share of $24.76.

Key Financial Results – Fourth Quarter 2016

•	Total revenue was $682 million, up 5% year over year (up ~7% on a constant currency basis).
•

Income from operations was $98.1 million, up 17.6% year over year, with a corresponding margin of 14.4%. Adjusted income from operations was $113.6 million, up 19% year over year, with a corresponding margin of 16.7%.

[1]

Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

[2]	Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share and adjusted diluted earnings per share is attached to this release.
[3]

Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. A reconciliation of GAAP income from operations and adjusted income from operations and a reconciliation of GAAP income from operations margin and adjusted income from operations margin are attached to this release.

[4]

New bookings represents the total contract value of new contracts and certain renewals, extensions and changes to existing contracts.  Regular renewals of contracts with no change in scope are not counted as new bookings.

•	Diluted earnings per share were $0.38, up 27% year over year, and adjusted diluted earnings per share were $0.43, up 24% year over year.
•	Genpact repurchased approximately 4.3 million of its common shares during the quarter for a total of $103 million at an average price per share of $23.73.

Revenue Details – Full Year 2016

•	Revenue from Global Clients was $2.14 billion, up 7% year over year (up ~9% on a constant currency basis), representing approximately 83% of total revenues.[5]
•	Revenue from GE was $428 million, down 7% year over year, representing approximately 17% of total revenues.[6]
•	Total BPO revenue was $2.07 billion, up 7% year over year, representing approximately 81% of total revenues.
•	Global Client BPO revenue was $1.75 billion, up 11% year over year (up ~13% on a constant currency basis).
•	GE BPO revenue was $326 million, down 8% year-over-year.
•	Total IT revenue was $500 million, down 5% year over year, representing approximately 19% of total revenues.
•	Global Client IT revenue was $398 million, down 6% year over year.
•	GE IT revenue was $102 million, down 3% year over year.

Revenue Details – Fourth Quarter 2016

•	Revenue from Global Clients was $576 million, up 9% year over year (up ~11% on a constant currency basis), representing approximately 85% of total revenues.
•	Revenue from GE was $106 million, down 10% year over year, representing approximately 15% of total revenues.
•	Total BPO revenue was $548 million, up 8% year over year, representing approximately 80% of total revenues.
•	Global Client BPO revenue was $469 million, up 12% year over year (up ~14% on a constant currency basis).
•	GE BPO revenue was $79 million, down 10% year over year.
•	Total IT revenue was $134 million, down 4% year over year, representing approximately 20% of total revenues.
•	Global Client IT revenue was $107 million, down 3% year over year.
•	GE IT revenue was $27 million, down 9% year over year.

Cash Flow from Operations

•	Cash from operations was $346 million in the full year 2016, up 6% from the full year 2015, and was $123 million in the fourth quarter of 2016, up 66% from $74 million in the fourth quarter of 2015.

[5]

During the twelve months ended December 31, 2016, GE divested certain businesses that Genpact continues to serve.  We reclassify such revenue as Global Client revenue after the end of the fiscal year rather than at the end of the fiscal quarter in which the divestitures occurred.  For the year ended December 31, 2016, Global Client revenue would have been $2.21 billion if we had reclassified such revenues on a quarterly basis.

[6]

During the twelve months ended December 31, 2016, GE divested certain businesses that Genpact continues to serve.  We reclassify such revenue as Global Client revenue after the end of the fiscal year rather than at the end of the fiscal quarter in which the divestitures occurred.  For the year ended December 31, 2016, GE revenue would have been $358 million if we had reclassified such revenues on a quarterly basis.

2017 Outlook7

Genpact expects:

•

Total revenue for 2017 to be $2.61 to $2.68 billion (including an assumed adverse foreign exchange impact of approximately $33 million, almost all of which is reflected in Global Client revenue), which represents a growth range of 2% to 4%, or 3% to 6% on a constant currency basis;

•	Global Client revenue growth to be in the range of 4% to 7%, or 5% to 8% on a constant currency basis;
•	Adjusted income from operations margin[8] of approximately 15.7%; and
•	Adjusted diluted EPS[9] of $1.53 to $1.57.

[7]

During the twelve months ended December 31, 2016, GE divested certain businesses that Genpact continues to serve.  Attached to this release is a schedule depicting the reclassification of revenues attributable to divested GE businesses from GE to Global Client revenue as if the divestitures had occurred on January 1, 2016 as well as the reclassification of revenues from our 2016 acquisitions of Endeavour Software Technologies Private Limited and PNMSoft Ltd. as BPO rather than IT revenue.  The outlook for total 2017 revenue growth was determined using the reclassified numbers set forth on the schedule.

[8]

Adjusted income from operations margin is a non-GAAP measure.   A reconciliation of the outlook for GAAP income from operations margin and adjusted income from operations margin is attached to this release.

[9]	Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share and adjusted diluted earnings per share is attached to this release.

Conference Call to Discuss Financial Results

Genpact’s management will host an hour-long conference call beginning at 8:00 a.m. ET on February 10, 2017 to discuss the company’s performance for the fourth quarter and full year 2016. To participate, callers can dial +1 (877) 654-0173 from within the U.S. or +1 (281) 973-6289 from any other country. Thereafter, callers will be prompted to enter the participant code, 49151521.

A live webcast of the call including slides with our comments will also be made available on the Genpact Investor Relations website at http://investors.genpact.com. For those who cannot participate in the call, a replay and podcast will be available on the Genpact website after the end of the call. A transcript of the call as well as the presentation slides will also be made available on the website.

About Genpact

Genpact (NYSE: G) stands for “generating business impact.”  We are a global leader in digitally-powered business process management and services. We architect the Lean DigitalSM enterprise through our patented Smart Enterprise Processes (SEPSM) framework that reimagines our clients’ operating models end-to-end, including the middle and back offices.  This creates Intelligent OperationsSM that we help design, transform, and run. The impact on our clients is a high return on transformation investments through growth, efficiency, and business agility. For two decades, first as a General Electric division and later as an independent company, we have been passionately serving our clients. Today, we generate impact for a few hundred strategic clients, including approximately one-fifth of the Fortune Global 500, and have grown to over 75,000 people in 25 countries, with key offices in New York City. The resulting business process and industry domain expertise and experience running complex operations are a unique heritage and focus that help us drive the best choices across technology, analytics, and organizational design. For additional information, visit www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in  tax rates and tax legislation, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Gail Marold +1 (919) 345-3899 gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31,	As of December 31,
	2015	2016
Assets
Current assets
Cash and cash equivalents	$450,907	$422,623
Accounts receivable, net	590,137	615,265
Prepaid expenses and other current assets	154,025	189,148
Total current assets	$1,195,069	$1,227,036
Property, plant and equipment, net	175,396	200,115
Deferred tax assets	99,395	70,143
Investment in equity affiliates	6,677	4,800
Intangible assets, net	98,601	72,049
Goodwill	1,038,346	1,069,408
Other assets	180,005	242,328
Total assets	$2,793,489	$2,885,879
Liabilities and equity
Current liabilities
Short-term borrowings	$21,500	$160,000
Current portion of long-term debt	39,134	39,181
Accounts payable	10,086	9,767
Income taxes payable	24,122	24,159
Accrued expenses and other current liabilities	499,638	498,247
Total current liabilities	$594,480	$731,354
Long-term debt, less current portion	737,332	698,152
Deferred tax liabilities	2,093	2,415
Other liabilities	155,228	162,790
Total liabilities	$1,489,133	$1,594,711
Redeemable non-controlling interest	—	4,520
Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 211,472,312 and 198,794,052 issued and outstanding as of December 31, 2015 and December 31, 2016, respectively	2,111	1,984
Additional paid-in capital	1,342,022	1,384,468
Retained earnings	411,508	358,121
Accumulated other comprehensive income (loss)	(451,285)	(457,925)
Total equity	$1,304,356	$1,286,648
Total liabilities, redeemable non-controlling interest and equity	$2,793,489	$2,885,879

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended December 31,
	2014	2015	2016
Net revenues	$601,530	$646,528	$681,747
Cost of revenue	359,199	393,937	405,672
Gross profit	$242,331	$252,591	$276,075
Operating expenses:
Selling, general and administrative expenses	167,285	165,413	170,714
Amortization of acquired intangible assets	7,926	6,638	7,419
Other operating (income) expense, net	(3,746)	(2,906)	(149)
Income from operations	$70,866	$83,446	$98,091
Foreign exchange gains (losses), net	(270)	1,171	(526)
Interest income (expense), net	(8,582)	(2,023)	(5,012)
Other income (expense), net	776	2,092	2,948
Income before equity-method investment activity, net and income tax expense	$62,790	$84,686	$95,501
Gain (loss) on equity-method investment activity, net	(4,882)	(2,805)	(1,362)
Income before income tax expense	$57,908	$81,881	$94,139
Income tax expense	12,156	17,468	17,262
Net income	$45,752	$64,413	$76,877
Net loss (income) attributable to non-controlling interest/ redeemable non-controlling interest	—	—	232
Net income attributable to Genpact Limited shareholders	$45,752	$64,413	$77,109
Net income available to Genpact Limited common shareholders	45,752	64,413	77,109
Earnings per common share attributable to Genpact Limited common shareholders
Basic	0.20	0.30	0.38
Diluted	0.21	0.30	0.38
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	217,279,606	212,697,001	200,341,922
Diluted	221,353,612	215,675,065	203,431,310

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Year ended December 31,
	2014	2015	2016
Net revenues	$2,279,438	$2,461,044	$2,570,756
Cost of revenue	1,378,088	1,493,547	1,554,707
Gross profit	$901,350	$967,497	$1,016,049
Operating expenses:
Selling, general and administrative expenses	585,646	608,114	653,029
Amortization of acquired intangible assets	28,543	28,513	27,183
Other operating (income) expense, net	(6,870)	(3,322)	(4,940)
Income from operations	$294,031	$334,192	$340,777
Foreign exchange gains (losses), net	(12,363)	5,269	2,630
Interest income (expense), net	(29,395)	(31,267)	(16,184)
Other income (expense), net	2,112	4,360	10,120
Income before equity-method investment activity, net and income tax expense	$254,385	$312,554	$337,343
Gain (loss) on equity-method investment activity, net	(4,795)	(10,800)	(7,698)
Income before income tax expense	$249,590	$301,754	$329,645
Income tax expense	57,419	61,937	62,098
Net income	$192,171	$239,817	$267,547
Net loss (income) attributable to non-controlling interest/ redeemable non-controlling interest	(169)	—	2,137
Net income attributable to Genpact Limited shareholders	$192,002	$239,817	$269,684
Net income available to Genpact Limited common shareholders	$192,002	$239,817	$269,684
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.87	$1.11	$1.30
Diluted	$0.85	$1.09	$1.28
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	220,847,098	216,606,542	206,861,536
Diluted	225,168,665	219,145,044	210,126,023

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Year ended December 31,
	2014	2015	2016
Operating activities
Net income attributable to Genpact Limited shareholders	$192,002	$239,817	$269,684
Net income (loss) attributable to non-controlling interest/redeemable non-controlling interest	169	—	(2,137)
Net income	$192,171	$239,817	$267,547
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	51,064	54,286	54,553
Amortization of debt issuance costs (including loss on extinguishment of debt)	3,240	13,546	1,531
Amortization of acquired intangible assets	28,543	28,513	27,183
Intangible assets write-down	—	10,714	11,195
Reserve for doubtful receivables	3,107	2,449	7,282
Unrealized (gain) loss on revaluation of foreign currency asset/liability	9,419	(4,999)	1,717
Equity-method investment activity, net	4,795	10,800	7,698
Excess tax benefit on stock-based compensation	—	(6,560)	—
Stock-based compensation expense	28,065	24,976	25,113
Deferred income taxes	(12,252)	(18,713)	30,454
Gain on divestiture	—	—	(5,214)
Others, net	1,291	(238)	(41)
Change in operating assets and liabilities:
Increase in accounts receivable	(24,088)	(78,923)	(48,612)
Increase in prepaid expenses, other current assets and other assets	(31,657)	(32,602)	(62,852)
Decrease in accounts payable	(7,268)	(3,988)	(463)
Increase in accrued expenses, other current liabilities and other liabilities	27,500	69,606	27,977
Increase (decrease) in income taxes payable	(2,092)	18,757	704
Net cash provided by operating activities	$271,838	$327,441	$345,772
Investing activities
Purchase of property, plant and equipment	(62,577)	(62,173)	(88,772)
Proceeds from sale of property, plant and equipment	564	1,486	547
Investment in equity affiliates	—	(18,423)	(9,620)
Short term deposits placed	(25,000)	—	—
Redemption of short-term deposits	25,000	—	—
Payment for business acquisitions, net of cash acquired	(130,809)	(21,363)	(45,162)
Proceeds from divestiture of business, net of cash divested	—	—	17,242
Net cash used for investing activities	$(192,822)	$(100,473)	$(125,765)
Financing activities
Repayment of capital lease obligations	(2,095)	(2,035)	(1,793)
Payment of debt issuance and refinancing costs	—	(6,584)	—
Proceeds from long-term debt	—	800,000	—
Repayment of long-term debt	(6,750)	(684,875)	(40,000)
Proceeds from short-term borrowings	195,000	1,451,500	200,000
Repayment of short-term borrowings	(60,000)	(1,565,000)	(61,500)
Proceeds from issuance of common shares under stock-based compensation plans	30,144	16,088	18,228
Payment for net settlement of stock-based awards	(25,975)	(7,194)	(769)
Payment of earn-out/deferred consideration	(1,088)	(230)	(1,485)
Distribution to non-controlling interest	(1,487)	—	—
Payment for stock purchased and retired	(302,625)	(226,917)	(345,200)
Payment for expenses related to stock purchase	(2,543)	(197)	(279)
Excess tax benefit on stock-based compensation	—	6,560	—
Net cash used for financing activities	$(177,419)	$(218,884)	$(232,798)
Effect of exchange rate changes	(11,085)	(18,965)	(15,493)
Net increase (decrease) in cash and cash equivalents	(98,403)	8,084	(12,791)
Cash and cash equivalents at the beginning of the period	571,276	461,788	450,907
Cash and cash equivalents at the end of the period	$461,788	$450,907	$422,623
Supplementary information
Cash paid during the period for interest	$27,175	$20,950	$17,860
Cash paid during the period for income taxes	$83,803	$72,102	$46,731
Property, plant and equipment acquired under capital lease obligations	$2,176	$1,656	$2,206

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures:

•	Adjusted income from operations attributable to shareholders of Genpact Limited, or adjusted income from operations;
•	Adjusted income from operations margin;
•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share; and
•	Net revenues on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles at the company’s formation in 2004 for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, beginning in April 2016, Genpact’s management also excludes the impairment of acquired intangible assets from the financial statements it uses for internal management purposes.

Acquisition-related expenses are excluded in the period in which an acquisition is consummated. Genpact’s management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Additionally, in its calculations of such non-GAAP financial measures, Genpact’s management has adjusted certain gains or losses attributable to equity-method investments because management views these interests as part of its ongoing operations and has excluded certain gains or losses attributable to redeemable non-controlling interest because management does not view these interests as part of its operations. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that revenues may be viewed without the impact of foreign currency exchange rate fluctuations, thereby providing additional period-to-period comparisons of our true business performance. Revenues on a constant currency basis are calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenues on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations and adjusted income from operations margin calculated in accordance with GAAP is that this non-GAAP financial measure excludes certain recurring costs, namely stock-based compensation and amortization of acquired intangibles. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the year and three months ended December 31, 2015 and 2016:

Reconciliation of Adjusted Income from Operations and Adjusted Income from Operations Margin

(Unaudited)

(In thousands)

	Year ended December 31,		Three months ended December 31,
	2015	2016	2015	2016
Income from operations	$334,192	$340,777	$83,446	$98,091
Add: Stock-based compensation	24,976	25,113	7,467	6,769
Add: Amortization and impairment of acquired intangible assets[10]	23,671	25,023	5,424	6,816
Add: Acquisition-related expenses	798	1,956	—	120
Add: Other income, net	4,360	10,120	2,092	2,948
Less: Loss on equity-method investment activity, net	(10,800)	(7,698)	(2,805)	(1,362)
Add: Net loss (income) attributable to non-controlling interest/redeemable non-controlling interest	—	2,137	—	232
Adjusted income from operations	$377,197	$397,428	$95,624	$113,614
Adjusted income from operations margin	15.3%	15.5%	14.8%	16.7%

Reconciliation of Adjusted Diluted EPS11

(Unaudited)

(Per share data)

	Year ended December 31,		Three months ended December 31,
	2015	2016	2015	2016
Diluted EPS	$1.09	$1.28	$0.30	$0.38
Add: Stock-based compensation	0.11	0.12	0.03	0.03
Add: Amortization and impairment of acquired intangible assets[7]	0.11	0.12	0.03	0.03
Add: Acquisition-related expenses	—	0.01	—	—
Less: Tax impact on stock-based compensation	(0.03)	(0.03)	(0.01)	(0.01)
Less: Tax impact on amortization and impairment of acquired intangibles	(0.03)	(0.04)	(0.01)	(0.01)
Less: Tax impact on acquisition-related expenses	—	—	—	—
Adjusted diluted EPS	$1.26	$1.46	$0.34	$0.43

[10]	See “Reconciliation of Non-GAAP Financial Measures to GAAP Measures” above for a description of the amortization expenses included in this item.
[11]	Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking adjusted financial measures from GAAP for the year ending December 31, 2017:

Reconciliation of Outlook for Adjusted Income from Operations Margin

(Unaudited)

Year ending December 31, 2017
Income from operations margin	13.5%
Add: Estimated stock-based compensation	1.2%
Add: Estimated amortization and impairment of acquired intangible assets	0.9%
Add: Estimated acquisition-related expenses	—
Add: Estimated other income (expense), net	0.2%
Less: Estimated loss on equity-method investment activity, net	(0.1)%
Adjusted income from operations margin	15.7%

Reconciliation of Outlook for Adjusted Diluted EPS12

(Unaudited)

(Per share data)

	Year ending December 31, 2017
	Lower	Upper
Diluted EPS	$1.32	$1.36
Add: Estimated stock-based compensation	0.16	0.16
Add: Estimated amortization and impairment of acquired intangible assets	0.13	0.13
Add: Estimated acquisition-related expenses	—	—
Less: Estimated tax impact on stock-based compensation	(0.05)	(0.05)
Less: Estimated tax impact on amortization and impairment of acquired intangibles	(0.04)	(0.04)
Less: Estimated tax impact on acquisition-related expenses	—	—
Adjusted diluted EPS	$1.53	$1.57

[12]	Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

Set forth below is a supplemental schedule depicting the reclassification of our 2016 revenue:

Unaudited

(In millions)

	Quarter Ended March 31, 2016				Quarter Ended June 30, 2016				Quarter Ended September 30, 2016				Quarter Ended December 31, 2016				Year ended December 31, 2016
	Revenue	Reclassified Revenue – PNM & Endeavour*	Impact of GE Divestitures – Reclassified as of 1/1/2016	Reclassified Revenue	Reported Revenue	Reclassified Revenue – PNM & Endeavour*	Impact of GE Divestitures – Reclassified as of 1/1/2016	Reclassified Revenue	Revenue	Reclassified Revenue – PNM & Endeavour*	Impact of GE Divestitures – Reclassified as of 1/1/2016	Reclassified Revenue	Reported Revenue	Reclassified Revenue – PNM & Endeavour*	Impact of GE Divestitures – Reclassified as of 1/1/2016	Reclassified Revenue	Revenue	Reclassified Revenue – PNM & Endeavour*	Impact of GE Divestitures–Reclassified as of 1/1/2016	Reclassified Revenue
Total Revenue
Global Client	$502.3		$24.1	$526.4	$521.4	—	$23.6	$545.0	$543.2		$23.9	$567.0	$576.2		$24.3	$600.5	$2,143.1	—	$95.8	$2,238.9
GE	107.4		(24.1)	83.3	109.1	—	(23.6)	85.5	105.6		(23.9)	81.8	105.5		(24.3)	81.2	427.6	—	(95.8)	331.8
Total Revenue	609.7		—	609.7	630.5	—	—	630.5	648.8		—	648.8	681.7		—	681.7	2,570.8	—	—	2,570.8
Total GC Revenue
GC BPO Revenue	406.3		23.8	430.1	424.5	2.4	23.2	450.1	445.1	4.6	23.4	473.1	469.1	5.4	23.6	498.1	1,745.1	12.4	94.0	1,851.5
GC IT Revenue	96.0		0.2	96.3	96.9	(2.4)	0.4	94.9	98.1	(4.6)	0.4	93.9	107.1	(5.4)	0.7	102.4	398.1	(12.4)	1.8	387.5
Total GC Revenue	502.3		24.1	526.4	521.4	—	23.6	545.0	543.2		23.9	567.0	576.2		24.3	600.5	2,143.1	—	95.8	2,238.9
Total GE Revenue
GE BPO Revenue	82.8		(23.8)	59.0	83.5		(23.2)	60.4	80.8		(23.4)	57.4	78.8		(23.6)	55.2	326.0	—	(94.0)	232.0
GE IT Revenue	24.6		(0.2)	24.3	25.6		(0.4)	25.2	24.8		(0.4)	24.3	26.7		(0.7)	26.0	101.6	—	(1.8)	99.8
Total GE Revenue	107.4		(24.1)	83.3	109.1		(23.6)	85.5	105.6		(23.9)	81.8	105.5		(24.3)	81.2	427.6	—	(95.8)	331.8
Total Revenue
Total BPO Revenue	489.1	—	—	489.1	508.1	2.4	—	510.5	525.9	4.6	—	530.5	548.0	5.4	—	553.3	2,071.1	12.4	—	2,083.4
Total IT Revenue	120.6	—	—	120.6	122.5	(2.4)	—	120.1	122.9	(4.6)	—	118.3	133.8	(5.4)	—	128.4	499.7	(12.4)	—	487.3
Total Revenue	$609.7	—	—	$609.7	$630.5	—	—	$630.5	$648.8	—	—	$648.8	$681.7	—	—	$681.7	$2,570.8	—	—	$2,570.8
*

We reclassified revenue from our 2016 acquisitions of Endeavour Software Technologies Private Limited and PNMSoft Ltd. as BPO rather than IT revenue to better align with the digital business process client solutions derived from these businesses.